Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Penn National Gaming, Inc. and Subsidiaries
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98640, 333-61684, 333-108173 and 333-125928) of Penn National Gaming, Inc. and Subsidiaries of our report dated March 7, 2006, relating to the consolidated financial statements which appear in this Form 10-K

/s/BDO Seidman, LLP
Philadlephia, Pennsylvania

February 23, 2007